STATE OF GEORGIA

COUNTY OF GWINNETT

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT, Steve Nussrallah, a director of Concurrent Computer Corporation, a Delaware corporation ("the Company"), does hereby appoint each of Emory O. Berry, Judson, Schmid, Davina Furnish, Sabra Henry and Gail Jarvis, signing singly, as his attorney in fact and agent, to act for him and in his name for the limited purposes authorized herein and does hereby revoke all previous Powers of Attorney granted for these limited purposes including, but not limited to, the appointment made on April 29, 2003 appointing Kirk L. Somers, Steven R. Norton, Jack Bryant and Suzanne Smith, on January 19, 2005 appointing T. Gary Trimm, Suzanne Smith, Greg S. Wilson and Kirk L. Somers, on September 27, 2010 appointing Emory O. Berry, Kirk L. Somers and Warren F. Sutherland and on June 3, 2015 appointing Emory O. Berry, Davina Furnish, Sabra Henry and Gail Jarvis.

In connection with the preparation and filing with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), of all reports, forms and amendments to such reports and forms required to be filed thereunder with regard to his stock ownership in the Company, including the Form 3 Initial Statement of Beneficial Ownership, the Form 4 Statement of Changes in Beneficial Ownership of Securities and the Form 5 Annual Statement of Changes in Beneficial Ownership, and any other form adopted from time to time by the SEC pursuant to Section 16(a).

Such attorney in fact and agent is also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such reports, forms and amendments to such reports and forms, and to execute and deliver any and all such other documents, and take such further action as he deems appropriate. The powers and authorities granted herein to such attorney in fact and agent also includes the full right, power and authority to effect necessary or appropriate substitutions or revocations.

Further, the undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action lawfully taken by such attorney in fact and agent, pursuant to the power and authorities herein granted.

This Power of Attorney shall remain in full force and effect until the first to occur of: (1) the undersigned is no longer a director of the Company; (2) any attorney in fact is no longer employed by the Company, but only with respect to that attorney in fact; or (3) revocation is delivered in writing by the undersigned to the foregoing attorneys in fact.

IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 25th day of August, 2016.

BY: /s/ Steve Nussrallah

Steve Nussrallah

Subscribed and sworn to before me this 25th day of August, 2016.

/s/ Sandra L. Dover

Notary Public

Commission Expires July 29, 2017

SEAL